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                                                                    Exhibit 4(b)


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.



Series D Warrants
Warrant Certificate No. ___
Issue Date: _______________

                                  DEMEGEN, INC.
                              (a Colorado Company)

                   Warrant for the Purchase of [NUMBER] Shares
                                 of Common Stock
                            par value $.001 per share


Void after the earlier of (i) 5:00 p.m. Pittsburgh, Pennsylvania Time, on May 31, 2006 or (ii) that date which is sixty days after a call of this Warrant is made in accordance with the provisions of Section 9 of this Warrant.

FOR VALUE RECEIVED, Demegen, Inc. (the "Company"), a Colorado Corporation, hereby certifies that ___________________, or assigns ("Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing on the date hereof and expiring on the "expiration date" as defined in Section 1 of this Warrant, up to (_______) fully paid and non-assessable shares of Common Stock, at the rate of one share of Common Stock for each Warrant so exercised, as may be adjusted in accordance with the provisions of Section of this Warrant, at a price of $0.75 per share ("exercise price").

The term "Common Stock" means the common stock, par value $.001 per share, of the Company as constituted on May 31, 2001 ("Base Date"), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

Section 1. Exercise of Warrant. Subject to the call provision set forth in
Section 9, this Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the date hereof and expiring at earlier of (i) 5:00 p.m. Pittsburgh, Pennsylvania Time, on May 31, 2006 or (ii) that date which is thirty days after a call of this Warrant is made by the Company in accordance with the provisions of Section 9 of this Warrant (such earlier date the "Expiration Date"), or, if such Expiration Date is a day on which banking institutions in Pittsburgh, Pennsylvania are authorized by law to close, then on the next succeeding day that shall not be such a bank holiday, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate exercise price (the "Exercise Price") for the number of shares specified in





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such form and instruments of transfer, if appropriate, duly executed by the
Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise as described above (and if other than the original Holder accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

Section 2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise and paid for in accordance with this Warrant, shall be validly issued, fully paid and non-assessable.

Section 3. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to acquire upon such exercise of all or a portion of this Warrant, the Company shall pay the Holder a cash amount equal to the fair market value of such fractional share of Common Stock in lieu thereof. For purposes of this Warrant, the fair market value of a share of Common Stock for purposes hereof shall equal the closing sale price (or if not available the average of the closing bid and asked prices) on the business day prior to exercise of this Warrant, or, if the Common Stock is then not publicly traded, then the price determined in good faith by the Board of Directors of the Company.

Section 4. Transfer.

         4.1 Securities Laws Restrictions on Transfer. Neither this Warrant nor the Warrant Stock have been registered under the Securities Act of 1933 ("Securities Act") or any state securities laws. The Company will not transfer either this Warrant or the Warrant Stock unless: (i) there is an effective registration covering such Warrant or such Warrant Stock, as the case may be, under the Securities Act and applicable states securities laws; (ii) it receives a letter from an attorney, reasonably acceptable to the Company's board of directors or its agents, stating that in the opinion of such attorney the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws; or (iii) the transfer is made pursuant to Rule 144 under the Securities Act.

         4.2 Conditions of Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act the Holder will, if requested by the Corporation, deliver to the Corporation: (I) an investment covenant signed by the proposed transferee; (ii) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee; (iii) an agreement by such transferee that the Corporation may place a "stop transfer order" with its transfer agent or registrar; and (iv) an agreement by the transferee to indemnify the Corporation to the same extent as set forth in the next succeeding Subsection

     (c) Indemnity. The Holder acknowledges that the Holder understands the meanings and legal consequences of this Subsection, and the holder hereby agrees to indemnify and hold harmless the Corporation, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of: (I) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant; (ii) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the rules and regulations promulgated under either of such Acts; (iii) any transfer of this Warrant or any of the Warrant Stock in a manner inconsistent with this Warrant; or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Corporation upon which its opinion as to a proposed transfer shall have been based.



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     (d)  Holdback Period and Transfer. Except as specifically restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Corporation or at the office of its stock transfer agent, if any, accompanied by a request for transfer of this Warrant to a transferee, and accompanied by funds sufficient to pay any documentary stamp or similar issue or transfer tax, and upon compliance with the provisions of this Section 4, the Corporation shall, without charge, execute and deliver a new Warrant certificate in the name of such transferee, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

Section 5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, unless and until this Warrant is exercised. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.


Section 6. Anti-Dilution Provisions.

         6.1 Stock Splits, Dividends, Etc.

         6.1.1 If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or otherwise distribute shares of Common Stock to its stockholders without receipt of consideration therefor, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or reverse split thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

         6.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

         6.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other Company, the securities of which are at the time receivable on the exercise of this Warrant) or reclassification of the Common Stock after the Base Date other than as set forth in Section 6.1 of this Warrant or in case after such date the Company (or any such other Company) shall consolidate with or merge into another Company or convey all or substantially all of its assets to another Company, then, and in each such case, the Holder of this Warrant upon the exercise as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance or reclassification shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to consummation of such transaction, the securities or property to which such Holder would have been entitled upon the consummation of such transaction, had such Holder exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

         6.3 Certificate as to Adjustment. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Corporation setting forth such adjustment and showing the facts upon which such adjustment is based. The Corporation shall forthwith mail a copy of each such certificate to each Holder.




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         6.4 Notices of Record Date, Certificate of Officer, Etc. In case:

         6.4.1 the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right , or

         6.4.2 of any plan of reorganization, reclassification, merger, conveyance of assets, voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.


Section 7. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this or any portion of this Warrant and the issuance of any of the shares of Warrant Stock, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend:

         "This certificate has not been registered under the Securities Act of 1933 or applicable state securities laws. The Company will not transfer this certificate unless there is an effective registration covering the shares represented by this certificate under the Securities Act of 1933 and all applicable state securities laws or an exemption from registration under the Securities Act of 1933 and under all applicable state securities laws is then available.


Section 8. Officers' Certificate. Whenever the number or kind of securities purchasable upon the exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon the exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officers certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall , forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

Section 9.        Call Provisions.

         9.1 Call of Warrants. At any time the Company may deliver to the Holder a Call Notice (as defined in Section 9.3) provided that the closing price of Company's Common Stock is $1.50 or more per share (as adjusted for any stock splits, stock combination or similar events) for each of the twenty (20) consecutive trading days immediately preceding the date of the Call Notice.



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         9.2 Exercise Following a Call Notice. Upon receipt of a Call Notice, the Holder shall have a period of sixty (60) calendar days after the date of the Call Notice (the "Exercise Period") to elect to exercise all or a portion of this Warrant in accordance with the terms of Section 1. Following a Call Notice, any purchase rights under this Warrant not exercised in accordance with this Section shall expire and this Warrant shall be terminated.

         9.3 Call Notices. A Call Notice shall be delivered by the Company in writing to the Holder and shall specify that it is being submitted pursuant to this Section 9 and shall include evidence of the closing price of the Company's Common Stock for each of the twenty (20) consecutive trading days immediately preceding the date of the Call Notice.

Section 10. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.






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                                                                       EXHIBIT A


                              WARRANT EXERCISE FORM


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of Demegen, Inc. and hereby makes payment of $_________________ in payment therefor.



Dated:




------------------------------
Signature









------------------------------
Signature
(if jointly held)








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